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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 19, 2004
                (Date of Report/Date of earliest event reported)

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)

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
NEW YORK                                001-00082                            13-1808503
(State or other jurisdiction    (Commission File Number)                  (IRS Employer
of incorporation)                                                   Identification No.)
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                            One North Central Avenue
                           Phoenix, Arizona 85004-4414
              (Address and zip code of principal executive offices)

                                 (602) 366-8100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
OBGLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

      On October 13, 2004, Sociedad Contractual Minera El Abra ("El Abra"), a Chilean contractual mining company in which we own a 51% interest, delivered a notice to its senior lenders of its intent to prepay in full all of its outstanding senior debt obligations on November 15, 2004. El Abra incurred its senior debt in a 1997 project financing.

      El Abra expects to make a payment of approximately $323.6 million on November 15, 2004. Of this amount, approximately $57.6 million represents a scheduled principal and interest payment, and the balance represents a voluntary prepayment of outstanding principal, as well as a make whole premium currently estimated to be approximately $3.0 million regarding a portion of the senior debt.

      El Abra expects to make the prepayment with (i) cash on hand, (ii) borrowings of approximately $75.0 million at an aggregate interest rate of LIBOR plus 0.30% per annum, and terms not to exceed one year, and (iii) advance payments of approximately $25.0 million against copper cathode sales, for a term of 30 days or less.


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      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHELPS DODGE CORPORATION
                                    (Registrant)


                                    By:  /s/  Ramiro G. Peru
                                        ----------------------------------------
                                        Name:   Ramiro G. Peru
                                        Title:  Executive Vice President and
                                                Chief Financial Officer

                                    Date:  October 19, 2004


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